VSOURCE, INC.

                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement ("Agreement") is entered into as of July 31, 2000 by and among Vsource, Inc., a Nevada corporation (the "Company"), and the Purchasers (the "Purchasers") of the Company's Series A Convertible Preferred Stock pursuant to that certain Convertible Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") and named in Exhibit A hereto.

     WHEREAS, in connection with the Company's issuance of Series 2-A Convertible Preferred Stock pursuant to the Purchase Agreement, the Company has agreed to enter into this Registration Rights Agreement as a condition to the Closing thereunder;

     NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, the Company and the Purchasers hereby agree as follows:

     1.   DEFINITIONS.  As  used  herein:

          1.1 The term "Holder" means any person owning or having the right to acquire Registrable Shares or any assignee thereof in accordance with Section
2.8  hereof.

          1.2 The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below) and the applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          1.3 For the purposes hereof, the term "Registrable Shares" means and includes (i) the shares of common stock of the Company issued or issuable upon conversion of the Series 2-A Convertible Preferred Stock (the "Series 2-A Shares") and (ii) any common stock of the Company issued, or issuable upon the conversion or exercise of (A) any warrant, right or other security which is issued, as a result of a stock split, dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above and (B) any warrant, right or other security acquired by a Holder after the date hereto pursuant the Purchase Agreement of even date herewith or this Agreement; excluding in all cases, however, any Registrable Shares sold by a person in a transaction in which his or her rights under Section 2 are not assigned.

In addition, any particular shares of Common Stock shall cease to be Registrable Shares when: (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (y) they shall have been otherwise transferred, new certificates for them shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (z) they shall have ceased to be outstanding.

          1.4 The term "Ownership Percentage" means and includes, with respect to each Holder of Registrable Shares requesting inclusion of Registrable Shares in a Public Offering, the number of Registrable Shares held by such Holder divided by the aggregate of (i) all Registrable Shares held by all Holders requesting registration in such offering and (ii) the total number of all other securities entitled to registration pursuant to any agreement with the Company approved by the Board of Directors and held by others participating in the Public Offering.

          1.5 The term "Securities Act" means the Securities Act of 1933, as amended.

          1.6 The term "Public Offering" means and includes the closing of a public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of securities issued by the Company to the general public, other than an offering made solely in connection with a business combination or a compensatory benefit plan.

     2.   REGISTRATION  RIGHTS.


          2.1 REGISTRATION STATEMENT; WARRANTS. As soon as practicable after the date hereof, but in any event no later than sixty (60) days after the Second
Closing, the Company shall prepare and file with the SEC a registration statement intended to effect a shelf registration in connection with a Rule 415 offering (the "Shelf Registration Statement") with respect to all Registrable Shares and use its reasonable efforts to cause such Shelf Registration Statement to become effective and keep such registration statement effective until the earlier of (x) the date on which such Shelf Registration Statement has been effective for two (2) years; (y) such time as all Registrable Shares have been sold or disposed of; and (z) such time as all Registrable Shares are eligible for sale pursuant to SEC Rule 144.

If the Shelf Registration Statement has not been declared effective before the date which is 120 days after the Second Closing (as defined in the Purchase Agreement), then the Company shall issue to each Holder a warrant to purchase, at an exercise price equal to the Purchase Price (as defined in the Purchase Agreement) of that Holder's shares, a number of shares of Common Stock equal to the product of (x) two percent (2%) of the number of Registrable Shares then held by such Holder (including Registrable Shares which may be acquired upon conversion of Series 2-A Shares) and (y) a fraction, the numerator of which is the lesser of 450 and the number of days by which the date on which the Shelf Registration Statement is declared effective follows the date which is 120 days after the Second Closing, and the denominator of which is thirty (30). Each such warrant shall be in form reasonably acceptable to Mercantile (as defined in the Purchase Agreement) and the Company and their respective counsel, shall expire on the fifth (5th) anniversary of its date of issuance, and shall contain "anti-dilution" provisions parallel to those contained in the Certificate of Designation with respect to the Series 2-A Shares. If the Second Closing does not occur, all references in this Section 2.1 to the Second Closing shall mean the First Closing.

          2.2 "PIGGY BACK" REGISTRATION. If at any time the Company shall determine to register under the Securities Act any of its common stock (other than a registration relating to an offering made solely in connection with a business combination or a compensatory benefit plan), it shall send to each Holder written notice of such determination and, if within twenty (20) days after receipt of such notice, such Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares that such Holder requests to be registered. If the shares being sold by the Company under such registration are to be underwritten, the Registrable Shares shall be included in such underwriting. Notwithstanding the foregoing, if, in connection with any Public Offering involving an underwriting of common stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of common stock included in any such registration statement because, in such underwriter's judgment, such limitation is necessary based on market conditions, the Company may exclude, to the extent so advised by the managing underwriter, the Registrable Shares from the underwriting; provided, however, that if the underwriters do not entirely exclude the Registrable Shares from the underwriting, the Company shall be obligated to include in such registration statement, with respect to the requesting Holder, an amount of Registrable Shares equal to the product of (i) the number of Registrable Shares that remain available for registration after the underwriter's cut back and (ii) such Holder's Ownership Percentage, as that term is defined in Section 1.4; provided further, however, Registrable Shares may not be excluded from such underwriting to any greater extent than securities held by any other person who has exercised similar "piggy-back" rights with respect to such securities in connection with such underwriting. No such reduction shall be made with respect to securities being offered by the Company for its own account unless the offering is pursuant to a demand of any stockholder of the Company exercising registration rights. If any Holder disapproves of the terms of any underwriting referred to in this section, he may elect to withdraw therefrom by written notice to the Company and the underwriter at least three (3) days prior to the effectiveness of the registration statement filed in connection with such proposed Public Offering.

At any time prior to the effectiveness of such registration statement, the Company may withdraw the entire registration, including the registration of any Registrable Shares, if the Company's Board of Directors determines that it is in the Company's best interest to do so and promptly provides notice of such withdrawal to the Holders. The Company may require each Holder selling Registrable Shares to furnish Company such information and documents regarding the Holder and the distribution of such securities as may be required to be disclosed in the Registration Statement by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the applicable jurisdictions. The Company will use its best efforts to maintain the effectiveness for up to three (3) months of any registration statement pursuant to which any of the Registrable Shares are being offered under this Section 2.2; provided, however, that such three-month period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of common stock (or other securities) of the Company.

          2.3  EFFECTIVENESS.

               (a) The Company will from time to time amend or supplement the registration statement and the prospectus contained therein used in any Public Offering under which Registrable Shares are being sold pursuant to this Agreement as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.

               (b) Each Holder selling Registrable Shares agrees that, upon receipt of any notice from Company of the happening of any event of the kind described in Section 2.7(c), such Holder will immediately discontinue disposition of Registrable Shares pursuant to the Registration Statement until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.7(c), and, if so directed by Company, each such Holder will deliver to Company (at Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In such event, the Company shall promptly, and within no more than 30 days of giving notice to the Holders as provided above in this
     Section 2.3(c), prepare a supplement or post-effective amendment to such registration statement or related prospectus or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities sold thereunder, the prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       2.4     INDEMNIFICATION.

               (a) Indemnification of Holders. In the event that the Company
                   --------------------------
     registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each Holder and each underwriter of the Registrable Shares so registered (including any broker or dealer through which such shares may be sold) and each person, if any, who controls such Holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon
     (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company);
     (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity contained in this Section 2.4(a) will not apply where such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Shares, any such underwriter or any such controlling person expressly for use therein or arises from such Holder's breach of its obligations under this Agreement. Promptly after receipt by any Holder of Registrable Shares, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder of Registrable Shares, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.

     Such Holder of Registrable Shares, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of such Holder, underwriter or controlling person by counsel retained by or on the behalf of the Company would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case the Company shall pay, as incurred, the reasonable fees and expenses of such separate counsel. The Company shall not be liable to indemnify any person under this Section 2.4(a) for any settlement of any such action effected without the Company's consent (which consent shall not be unreasonably withheld). The Company shall not, except with the approval of each party being indemnified under this Section 2.4(a) (which approval will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

               (b) Indemnification of Company. In the event that the Company
                   ---------------------------
     registers any of the Registrable Shares under the Securities Act, each Holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through which any of such shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and all other Holders and their respective officers, directors and controlling persons from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder, expressly for use therein; provided, however, that such Holder's obligations hereunder shall be limited to an amount equal to the proceeds to such Holder of the Registrable Shares sold in such registration.

     Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Holder of Registrable Shares, the Company will notify such Holder of Registrable Shares in writing of the commencement thereof, and such Holder of Registrable Shares shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of the Company, any of its officers or directors or any underwriter or controlling person by counsel retained by or on the behalf of such Holder would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case such Holder shall pay, as incurred, the reasonable fees and expenses of such separate counsel. Such Holder shall not be liable to indemnify any person for any settlement of any such action effected without such Holder's consent (which consent shall not be unreasonably withheld). Such Holder shall not, except with the approval of the person being indemnified (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

               2.5 CONTRIBUTION.  If the indemnification provided for in Section
2.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.

The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, provided, that the maximum liability of a Holder shall be limited to an amount equal to the proceeds to such holder of the Registrable Securities Sold in such registration. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               2.6 EXCHANGE ACT REGISTRATION. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities Exchange Commission (the "SEC") that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                    (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
     (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                    (b) file on a timely basis with the Securities and Exchange Commission all information that the Commission may require under either of
     Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Company's common stock; and

                    (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Securities and Exchange Commission, and (iii) any other reports and documents that a Holder may reasonably request in order to avail itself of any rule or regulation of the Securities and Exchange Commission allowing a Holder to sell any such Registrable Shares without registration.

          2.7 FURTHER OBLIGATIONS OF THE COMPANY. Whenever the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

               (a) Furnish to each selling Holder such copies of each preliminary and final prospectus and any other documents that such Holder may reasonably request to facilitate the public offering of its Registrable Shares;

               (b) Use its best efforts to register or qualify the Registrable Shares to be registered pursuant to this Agreement under the applicable securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

               (c) Notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and then use its reasonable best efforts to correct promptly such statement or omission;

               (d) Cause all such Registrable Shares registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed if such listing is then permitted under the rules of the exchange;

               (e) Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration;

               (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

               (g) Furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section 2, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective:

                    (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares; and

                    (ii) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, but only if and to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

               (h) Permit each selling Holder or its counsel or other representatives upon the receipt of commercially reasonable confidentiality agreements, to inspect and copy such corporate documents and records as may reasonably be requested by them; and

               (i) Furnish to each selling Holder, upon request, a copy of all documents filed and all correspondence from or to the Securities and
     Exchange   Commission   in  connection   with  any  such  offering   unless
     confidential treatment of such information has been requested of the Securities and Exchange Commission.

          2.8 EXPENSES. In the case of a registration under this Agreement, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and "blue sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of more than one counsel for the Holders in connection with the registration of their Registrable Shares, which in no event shall exceed a reasonable fee, (ii) any portion of the underwriter's commissions or discounts attributable to the Registrable Shares being offered and sold by the Holders of Registrable Shares, or (iii) any of such expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited.

          2.9 TRANSFER OF REGISTRATION RIGHTS. A Holder may assign, transfer or participate all or any portion of the rights hereunder; provided that (1) such transfers comply with all applicable law, (2) no such transfer is made to a competitor of the Company (unless all common and preferred stock in the Company is being transferred to such competitor in such transaction), and (3) no such transfer is made to a third party which the Board of Directors of the Company determines in good faith would be detrimental to the Company as a shareholder; provided that (i) any such permitted transferee agrees to become a party to this Agreement, and (ii) such transfer is exempt from registration under the Securities Act of 1933. For purposes of this Section 2.9, "competitor of the Company" means a company whose principal lines of business include business-to-business electronic procurement services. The third proviso of the preceding sentence shall not apply to a transfer made to an affiliated fund or entity or a partner or member of any Holder which has that relationship with a Holder at the time of the Closing or to a family trust or descendant of any such person.

          2.10 TERMINATION OF REGISTRATION RIGHTS. The obligations of the Company to register any Holder's Registrable Shares pursuant to this Section 2 shall terminate five (5) years after the date hereof or, with respect to any Holder, at such time as all of the Registrable Securities of such Holder may be sold within a three month period under Securities and Exchange Commission Rule 144.

          2.11 NO SUPERIOR RIGHTS. The Company shall not (i) enter into any agreement granting registration rights with respect to its securities which are inconsistent with or superior to the rights granted to the Purchasers hereunder or (ii) amend any agreement in effect as of the date hereof which grants registration rights to any other person or entity so as to cause such registration rights to be inconsistent with those granted to the Purchasers of Registrable Securities hereunder.

     3.     ASSIGNABILITY.  Subject to the restrictions on transfer set forth in
Section 2.9, this Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties hereto.

     4. LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California; provided, however, that if any California law or laws require or permit the application of the laws of any other jurisdiction to this Agreement, such California law or laws shall be disregarded with the effect that the remaining laws of the State of California shall nonetheless apply.

     5. AMENDMENT. Any modification, amendment, or waiver of this Agreement or any provision hereof, either retroactively or prospectively, shall be in writing and executed by the Company and the Holders of not less than a majority of the Registrable Shares which shall be binding upon all of the parties hereto; provided however, that any amendment, modification or waiver that would adversely affect the rights hereunder of any Purchaser, without similarly affecting the rights hereunder of all of the Purchasers, shall not be effective as to such Purchaser without such Purchaser's prior written consent


     6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7. NOTICE. Any notices and other communications required or permitted under this Agreement shall be effective if in writing and delivered personally or sent by telecopier, nationally recognized overnight courier or registered or certified mail, postage prepaid, addressed as follows:


     If  to  the  Purchasers,  to:  The  names  and  addresses
                                    set  forth  on  Exhibit  A  hereto.


     If  to  the  Company,  to:     Vsource,  Inc.
                                    5740  Ralston  Street,  Suite  110
                                    Ventura,  California  93003
                                    Attention:  Robert  C.  McShirley
                                    Facsimile:  (805)  677-6740

          with  a  copy  to:        Sheppard,  Mullin,  Richter  & Hampton LLP
                                    650  Town  Center  Drive,  4th  Floor
                                    Costa  Mesa,  California  92675
                                    Attention:  John  J.  Giovannone,  Esq.
                                    Facsimile:  (714)  513-5130


          Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally, (b) two business days after being sent, if sent by nationally recognized overnight courier, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) three business days after being sent, if sent by registered or certified mail, postage prepaid. Each of the parties herewith shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.


                                      -12

     8. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties; and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[This is page 13 to the Registration Rights Agreement to which Vsource, Inc., a Nevada corporation, and the Purchasers set forth below are parties:]

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    VSOURCE,  INC.


                                    By:     ________________________________
                                            Robert  C.  McShirley
                                           Chief  Executive  Officer



                                     "PURCHASER"

                                    _________________________________________


                                    _________________________________________

                                    EXHIBIT  A



NAME  AND  ADDRESS
      OF                                                              PURCHASE
   PURCHASER                                   # OF SHARES              PRICE
================================================================================



















                                    EXHIBIT  A